Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 17, 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 7.01. Regulation FD Disclosure.

We believe that as a result of our French subsidiaries accounting for approximately 80% of consolidated net sales and assets, the New York office of KPMG LLP no longer wanted to act as our principal auditors. Accordingly, we are currently interviewing both French based auditing firms with close ties to their U.S. affiliates, and U.S. based auditing firms with close ties to their French affiliated firms, to act as our principal auditor on a consolidated basis. All of the firms under consideration are registered with the Public Company Accounting Oversight Board.

In accordance with General Instruction B.2. of Form 8-K, the information in this report that is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 17, 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President